SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

JULY 2, 2004

PROSOFTTRAINING

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

On July 2, 2004, ProsoftTraining announced that on June 23, 2004, Nasdaq gave notice that the company’s common stock had closed below the minimum $1.00-per-share requirement for continued listing on the Nasdaq SmallCap Market and was provided a grace period through December 20, 2004, to regain compliance with the requirement. In addition, the company announced it had also received notice that in order to remain listed, it must solicit proxies and hold its annual meeting of shareholders prior to the end of its next fiscal year on July 31, 2004. Prosoft has filed a Registration Statement on Form S-4 with the Securities Exchange Commission (SEC) that includes its annual proxy statement, and intends to hold its annual meeting as soon as practical following the SEC declaring the Form S-4 effective.

In its press release, Prosoft also noted it had requested a hearing with a Nasdaq Listing Qualifications Hearing Panel to appeal Nasdaq Staff’s determination that Prosoft’s proposed merger with Trinity Learning Corporation would constitute a reverse merger under Nasdaq guidelines, thereby requiring the post-merger company to meet the exchange’s more-stringent initial listing requirements. The request was granted and an oral hearing was held on July 1, 2004. Prosoft expects to receive a response from the Panel concerning the treatment of the merger shortly.

A copy of the press release is attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Not applicable.

(b)	Not applicable.

(c)	EXHIBITS

99.1	ProsoftTraining press release dated July 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROSOFTTRAINING
(Registrant)

Date: July 6, 2004	By:	/s/ William J. Weronick
	Name:	William J. Weronick
	Title:	Vice President Finance